POWER OF ATTORNEY

Know by all these presents that the undersigned hereby constitutes and appoints each of David A. Kanarek, James J. Killerlane III and Brandon N. Egren signing singly, the undersigned?s true and lawful attorney-in-fact to:

(1) prepare, execute for and on behalf of the undersigned, in the undersigned?s name, place and stead in any and all capacities related to securities of the American Express Company (the ?Company?), any and all filings by the undersigned with the United States Securities and Exchange Commission (the ?SEC?) (a) pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, as amended (the ?1934 Act?), and (b) pursuant to Rule 144 under the Securities Act of 1933 and the rules thereunder, as amended (the ?1933 Act?), and with respect to either of the foregoing clauses (a) and (b), any other forms or reports the undersigned may be required to file in connection with the undersigned?s ownership, acquisition, or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and deliver any such filing as described in paragraph (1) above, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with paragraphs (1) and (2) above which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every action whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the 1934 Act or Rule 144 under the 1933 Act.

This Power of Attorney shall supersede and replace all prior powers of attorney granted by the undersigned with respect to any filings by the undersigned with the SEC pertaining to securities of the Company and shall remain in full force and effect until the undersigned is no longer required to file any such filing as described in paragraph (1) above, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 17, 2025.

By:	/s/ Lynn Ann Pike
Lynn Ann Pike